UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	86-1062192
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

14185 Dallas Parkway, Suite 1100	75254
Dallas, Texas	(Zip Code)
(Address of Principal Executive Offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

9.000% Series E Cumulative Preferred Stock*	The New York Stock Exchange*
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-162750
Securities to be registered pursuant to Section 12(g) of the Act: None.
*	Application has been made for listing pursuant to the requirements of The New York Stock Exchange.

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-3.6
EX-4.2

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the preferred stock to be registered hereunder is contained in the section entitled “Description of Series E Preferred Stock” in the Registrant’s prospectus supplement dated April 13, 2011, as filed with the Commission on April 14, 2011 under Rule 424(b)(2) and under “Description of our Capital Stock” and “Description of our Preferred Stock” in the accompanying prospectus, which descriptions are incorporated herein by reference.
Item 2. Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to Form S-1l/A, filed on July 31, 2003)

3.2	Articles Supplementary designating the Registrant’s 8.55% Series A Cumulative Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on September 21, 2004)

3.3	Articles Supplementary designating the Registrant’s Series B-1 Convertible Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on January 4, 2005)

3.4	Articles Supplementary designating the Registrant’s Series C Cumulative Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (incorporated herein by reference to Exhibit 4.4 of the Registrant’s Current Report on Form 8-K filed on April 12, 2007)

3.5	Articles Supplementary designating the Registrant’s 8.45% Series D Cumulative Preferred Stock, liquidation preference $25.00 per share, par value $.01 per share (incorporated by reference to Exhibit 3.5 of the Registrant’s Form 8-A, filed July 17, 2007)

3.6*	Articles Supplementary designating the Registrant’s Series 9.000% Series E Cumulative Preferred Stock, liquidation preference $25.00 per share, par value $.01 per share

3.7	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Form S-1l/A, filed on July 31, 2003)

3.8	Amendment No. 1 to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2.2 to Form 10-K, filed on March 29, 2004)

3.9	Amendment No. 2 to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Form 8-K, filed November 12, 2010)

4.1	Form of certificate for common stock (incorporated by reference to Exhibit 4.1 of Form S-11/A, filed on August 20, 2003)

4.2*	Form of stock certificate evidencing the 9.000% Series E Cumulative Preferred Stock of the Registrant, liquidation preference $25.00 per share, par value $0.01 per share

*	Filed herewith

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: April 18, 2011

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ David Kimichik
David Kimichik
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to Form S-1l/A, filed on July 31, 2003)

3.2	Articles Supplementary designating the Registrant’s 8.55% Series A Cumulative Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on September 21, 2004)

3.3	Articles Supplementary designating the Registrant’s Series B-1 Convertible Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on January 4, 2005)

3.4	Articles Supplementary designating the Registrant’s Series C Cumulative Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (incorporated herein by reference to Exhibit 4.4 of the Registrant’s Current Report on Form 8-K filed on April 12, 2007)

3.5	Articles Supplementary designating the Registrant’s 8.45% Series D Cumulative Preferred Stock, liquidation preference $25.00 per share, par value $.01 per share (incorporated by reference to Exhibit 3.5 of the Registrant’s Form 8-A, filed July 17, 2007)

3.6*	Articles Supplementary designating the Registrant’s Series 9.000% Series E Cumulative Preferred Stock, liquidation preference $25.00 per share, par value $.01 per share

3.7	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Form S-1l/A, filed on July 31, 2003)

3.8	Amendment No. 1 to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2.2 to Form 10-K, filed on March 29, 2004)

3.9	Amendment No. 2 to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Form 8-K, filed November 12, 2010)

4.1	Form of certificate for common stock (incorporated by reference to Exhibit 4.1 of Form S-11/A, filed on August 20, 2003)

4.2*	Form of stock certificate evidencing the 9.000% Series E Cumulative Preferred Stock of the Registrant, liquidation preference $25.00 per share, par value $0.01 per share

*    Filed herewith